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                                                                   EXHIBIT 10.33

                              Terms of Compensation

Name:             Charlie Lesko

Title:            Senior Vice President, Sales and Marketing

Base Salary:      $270,000

Bonus Plan:       $25,000 one-time net hire date bonus

                  Eligible for participation in the company's Key Manager Incentive Program and Sales Incentive Plan with combined target payout at 60% of base salary and a maximum payout of 150% of base salary

Stock Options:    Eligible to participate in the Amended and Restated
                  AMIS Holdings, Inc. 2000 Equity Incentive Plan. In 2004, received stock options to purchase 50,000 shares, with an exercise price = fair market value on grant date, vesting 1/4 on the first anniversary of the grant date and an additional
                  1/48 monthly thereafter

Health Benefits:  eligible for group insurance program consisting of a hospital, surgical, major medical, life, dependent life, accidental death insurance and dental plan, and an annual executive physical

401K: company match of 50% of the employee's first 6% contribution, not to exceed 50% of the 402(g) limit

Relocation:       Relocation Assistance from Irvine, California to Dallas, Texas